Exhibit 99.1

SECOND QUARTER 2017

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value (“TBV”) per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

3

FHN PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2017 Notable Items

	Segment	Item	Income Statement	Amount	Comments
*	Non-Strategic	Mortgage repurchase liability	Noninterest expense: Repurchase and foreclosure provision	$(20.0) million	Favorable pre-tax expense reversal of repurchase and foreclosure provision as a result of the settlement of certain repurchase claims

*	Corporate	Acquisition expenses	Noninterest expense: Various	$6.4 million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial (“CBF”) and Coastal Securities, Inc. (“Coastal”) acquisitions

*	Corporate	Capital loss valuation allowance adjustment	Provision for income taxes	$(19.5) million	Favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance

Second Quarter 2017 vs. First Quarter 2017

Consolidated

•	Net income available to common shareholders increased to $90.8 million, or $.38 per diluted share in second quarter from $54.0 million, or $.23 per diluted share in first quarter
•	Net interest income (“NII”) increased to $200.7 million in second quarter from $189.7 million in first quarter; Net Interest Margin (“NIM”) increased to 3.07 percent in second quarter from 2.92 percent in prior quarter
•	The increase in NII was due in large part to higher average balances of loans to mortgage companies and loan growth within the Regional banking other commercial portfolios, higher average balances of fixed income trading inventory, the positive impact of higher short-term market rates and an additional day in second quarter relative to the prior quarter
•	NII was negatively impacted by run-off of the non-strategic loan portfolios in second quarter
•	The increase in NIM was primarily due to a decrease in average excess cash held at the Fed during second quarter relative to first quarter and to a lesser extent higher short-term market rates and loan fees, somewhat offset by higher average balances of fixed income trading inventory
•	Noninterest income (including securities gains) increased $10.7 million to $127.7 million in second quarter from $116.9 million in prior quarter
•	The increase was largely driven by higher fixed income revenues from the Coastal acquisition and higher fees within the regional banking segment
•	Noninterest expense decreased to $217.9 million in second quarter from $222.2 million in first quarter driven by a favorable expense reversal of $20.0 million related to the settlement of certain repurchase claims, somewhat offset by $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution made to the First Tennessee Foundation in second quarter
•	Provision for income taxes was $17.3 million on $112.5 million of pre-tax income in second quarter compared to $27.1 million on $85.4 million of pre-tax income in prior quarter
◦	The decrease in provision for income taxes was primarily the result of a favorable effective tax rate adjustment associated with the reversal of the capital loss deferred tax valuation allowance mentioned in the notable items table above
•	Period-end loans increased to $20.0 billion in second quarter from $19.1 billion in prior quarter; average loans increased 2 percent to $19.2 billion in second quarter
•	Period-end deposits were $22.3 billion and $23.5 billion in second and first quarter, respectively; average deposits decreased 1 percent linked quarter to $22.5 billion in second quarter
◦	The decrease in average deposits was the result of an 18 percent decline in market-indexed deposits; consumer interest and DDA increased 4 percent linked-quarter

Regional Banking

•	Pre-tax income increased to $113.8 million in second quarter from $101.2 million in first quarter; pre-provision net revenue was $113.7 million and $104.3 million in second and first quarter, respectively
•	Period-end loans increased to $18.5 billion in second quarter from $17.5 billion in first quarter; average loans increased 3 percent to $17.7 billion in second quarter
•	The increase in period-end and average loans was primarily driven by an increase in loans to mortgage companies coupled with increases in other commercial loan portfolios
•	Period-end deposits were $20.4 billion and $20.5 billion in second and first quarters, respectively; average deposits increased 2 percent to $20.1 billion
•	NII increased to $202.0 million in second quarter from $193.4 million in first quarter
•	The increase in NII was largely the result of higher core deposits, increases in loans to mortgage companies and other commercial loans, an additional day in second quarter relative to the prior quarter, and higher loan fees
•	Provision expense was $.3 million in second quarter compared to $3.1 million in the prior quarter reflecting continued strong performance in both the commercial and consumer portfolios as both 30+ delinquencies and nonperforming loans declined as a result of favorable resolutions and payoffs
•	Reserves decreased $2.8 million from first quarter, primarily within the consumer portfolio, while net charge-offs were $3.0 million in second quarter compared to $1.2 million in first quarter
•	Noninterest income was $64.7 million in second quarter, up from $59.0 million in first quarter largely driven by increases in deposit fees and trust income
•	The increase in deposit fees was primarily attributable to higher non-sufficient funds (“NSF”) fees in second quarter relative to the prior quarter
•	Noninterest expense increased to $152.7 million in second quarter from $148.1 million in first quarter
4

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2017 vs. First Quarter 2017 (continued)

Fixed Income

•	Acquired substantially all of the assets and assumed substantially all of the liabilities of Coastal Securities, Inc. early in second quarter
•	Pre-tax income was $6.2 million in second quarter, up from $3.3 million in first quarter
•	NII increased to $5.0 million in second quarter from $1.2 million in prior quarter
•	The increase in NII was due to higher net inventory positions as a result of the Coastal acquisition
•	Noninterest income increased to $55.2 million in second quarter from $50.8 million in first quarter
•	Fixed income product revenue was $45.6 million in second quarter, up from $42.7 million in first quarter
•	Fixed income product average daily revenue (“ADR”) was $723 thousand and $689 thousand in second and first quarter, respectively
•	Other product revenue increased $1.5 million to $9.6 million in second quarter largely due to increases in fees from loan and derivative sales
•	Noninterest expense was $54.0 million in second quarter compared to $48.7 million in first quarter primarily driven by an increase in variable compensation expense and higher expenses as a result of the Coastal acquisition, somewhat offset by a decrease in FICA

Corporate

•	Pre-tax loss was $33.3 million in second quarter compared to pre-tax loss of $25.5 million in prior quarter
•	NII was negative $15.0 million and negative $14.1 million in second and first quarter, respectively
•	Estimated effective duration of the securities portfolio was 3.8 years in second quarter compared to 4.5 years in first quarter
•	Noninterest income (including net securities gains) was $6.2 million in second quarter compared to $5.5 million in first quarter; the increase was largely driven by $1.1 million of BOLI gains recognized in second quarter
•	Noninterest expense was $24.6 million in second quarter compared to $16.9 million in first quarter
•	Increase primarily driven by $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation made in second quarter, somewhat offset by $2.2 million of deferred compensation BOLI gains recognized in second quarter

Non-Strategic

•	Pre-tax income increased to $25.8 million in second quarter from $6.5 million in first quarter, driven largely by a reversal of prior repurchase provisioning mentioned in the notable items table
•	NII was $8.7 million in second quarter compared to $9.3 million in first quarter
•	The provision credit was $2.3 million in second quarter compared to a provision credit of $4.1 million in first quarter
•	The level of provision continues to reflect declining balances combined with stable performance within the legacy portfolio
•	Noninterest expense decreased $21.9 million to negative $13.3 million in second quarter primarily driven by $21.7 million of reversals of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims

Asset Quality

•	Allowance for loan losses decreased to $197.3 million in second quarter from $202.0 million in first quarter; the allowance to loans ratio decreased 7 bps to 99 basis points in second quarter
•	The decrease in reserves was primarily driven by the consumer portfolio which decreased $3.6 million while the commercial portfolio reserves decreased $1.1 million
•	Net charge-offs were $2.7 million in second quarter compared to $.9 million of net recoveries in first quarter
•	Regional bank net charge-offs increased $1.8 million to $3.0 million in second quarter
•	Non-strategic net recoveries decreased $1.8 million to $.3 million in second quarter
•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, decreased to $129.8 million in second quarter from $143.4 million in first quarter; the decrease was largely driven by the consumer real estate portfolio and a payoff within the C&I portfolio
•	Nonperforming assets (“NPAs”), excluding loans held-for-sale, were $136.8 million compared to $153.7 million
•	30+ delinquencies as a percentage of total loans decreased to 27 basis points in second quarter compared to 39 basis points in first quarter; the decrease was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved during second quarter 2017
•	TDRs decreased to $318.8 million in second quarter from $337.2 million in prior quarter

Taxes

•	The effective tax rates for second and first quarters were 15.34 percent and 31.66 percent, respectively
•	The decrease in the effective rate from first quarter was primarily related to the reversal of a capital loss deferred tax valuation allowance
•	The rates also reflect the favorable effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest

Capital and Liquidity

•	Declared $.09 per common share quarterly dividend in second quarter, aggregating $21.0 million, which was paid on July 3, 2017
•	Declared aggregate preferred quarterly dividend of $1.6 million in second quarter which was paid on July 10, 2017
•	There were no repurchases of shares in second quarter under the current share repurchase program (unrelated to employee stock award programs); $189.7 million remains in the stock purchase authorization first announced in 2014, currently scheduled to expire January 31, 2018
•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)
•	Total equity to total assets (GAAP) of 9.63 percent in second quarter compared to 9.25 percent in prior quarter
•	Tangible common equity to tangible assets (Non-GAAP) of 7.41 percent in second quarter compared to 7.27 percent in prior quarter
•	Common Equity Tier 1 of 9.81 percent in second quarter compared to 10.20 percent in prior quarter
•	Tier 1 of 10.95 percent in second quarter compared to 11.35 percent in prior quarter
•	Total Capital of 11.94 percent in second quarter compared to 12.39 percent in prior quarter
•	Leverage of 9.38 percent in second quarter compared to 9.31 percent in prior quarter
5

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						2Q17 Changes vs
(Dollars in thousands, except per share data)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Interest income	$235,341	$218,811	$219,897	$206,972	$197,376	8%	19%
Less: interest expense	34,640	29,103	24,346	21,777	21,112	19%	64%
Net interest income	200,701	189,708	195,551	185,195	176,264	6%	14%
Provision/(provision credit) for loan losses	(2,000)	(1,000)	—	4,000	4,000	NM	NM
Net interest income after provision for loan losses	202,701	190,708	195,551	181,195	172,264	6%	18%
Noninterest income:
Fixed income	55,110	50,678	51,923	71,748	77,913	9%	(29)%
Deposit transactions and cash management	27,858	24,565	27,504	27,221	26,991	13%	3%
Brokerage, management fees and commissions	12,029	11,906	11,003	10,828	10,665	1%	13%
Trust services and investment management	7,698	6,653	7,053	6,885	7,224	16%	7%
Bankcard income	5,605	5,455	6,353	6,260	6,558	3%	(15)%
Bank-owned life insurance	4,351	3,247	3,558	3,997	3,743	34%	16%
Securities gains/(losses), net	405	44	(132)	(200)	99	NM	NM
Other (a)	14,617	14,391	16,815	21,806	12,321	2%	19%
Total noninterest income	127,673	116,939	124,077	148,545	145,514	9%	(12)%
Adjusted gross income after provision for loan losses	330,374	307,647	319,628	329,740	317,778	7%	4%
Noninterest expense:
Employee compensation, incentives, and benefits	139,088	134,932	137,324	145,103	143,370	3%	(3)%
Repurchase and foreclosure provision (b)	(21,733)	(238)	(1,104)	(218)	(31,400)	NM	31%
Legal fees	3,496	5,283	6,038	4,750	5,891	(34)%	(41)%
Professional fees (c)	9,659	4,746	4,827	4,859	4,284	NM	NM
Occupancy	12,800	12,340	12,818	12,722	12,736	4%	1%
Computer software	12,285	10,799	11,909	10,400	11,226	14%	9%
Contract employment and outsourcing	3,255	2,958	2,696	2,443	2,497	10%	30%
Operations services	11,524	10,875	10,913	10,518	10,521	6%	10%
Equipment rentals, depreciation, and maintenance	7,036	6,351	7,959	6,085	7,182	11%	(2)%
FDIC premium expense	5,927	5,739	6,095	5,721	4,848	3%	22%
Advertising and public relation (d)	4,095	4,601	6,093	6,065	4,481	(11)%	(9)%
Communications and courier	4,117	3,800	3,593	3,883	3,039	8%	35%
Amortization of intangible assets	1,964	1,232	1,300	1,299	1,299	59%	51%
Other (a)	24,404	18,787	27,436	19,928	46,848	30%	(48)%
Total noninterest expense	217,917	222,205	237,897	233,558	226,822	(2)%	(4)%
Income before income taxes	112,457	85,442	81,731	96,182	90,956	32%	24%
Provision for income taxes (e)	17,253	27,054	24,008	28,547	30,016	(36)%	(43)%
Net income	95,204	58,388	57,723	67,635	60,940	63%	56%
Net income attributable to noncontrolling interest	2,852	2,820	2,879	2,883	2,852	1%	*
Net income attributable to controlling interest	92,352	55,568	54,844	64,752	58,088	66%	59%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income available to common shareholders	$90,802	$54,018	$53,294	$63,202	$56,538	68%	61%
Common Stock Data
EPS	$0.39	$0.23	$0.23	$0.27	$0.24	70%	63%
Basic shares (thousands)	233,482	233,076	232,731	231,856	231,573	*	1%
Diluted EPS	$0.38	$0.23	$0.23	$0.27	$0.24	65%	58%
Diluted shares (thousands)	236,263	236,855	235,590	234,092	233,576	*	1%
Key Ratios & Other
Return on average assets (annualized) (f)	1.32%	0.82%	0.80%	0.97%	0.91%
Return on average common equity (“ROE”) (annualized) (f)	15.26%	9.40%	9.00%	10.80%	10.04%
Return on average tangible common equity (“ROTCE”)(annualized) (f)(g)	17.30%	10.33%	9.89%	11.90%	11.10%
Fee income to total revenue (f)	38.80%	38.13%	38.84%	44.54%	45.21%
Efficiency ratio (f)	66.44%	72.47%	74.40%	69.94%	70.51%
Full time equivalent employees	4,328	4,258	4,248	4,246	4,228

NM - Not meaningful

* Amount is less than one percent.
(a)	Refer to the Other Income and Other Expense table on page 7 for additional information.
(b)	Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(c)	2Q17 increase largely driven by acquisition-related expenses primarily associated with the CBF and Coastal acquisitions.
(d)	4Q16 includes $1.1 million related to CRA initiatives; 3Q16 increase related to a promotional branding campaign.
(e)	2Q17 decrease primarily associated with a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(f)	See Glossary of Terms for definitions of Key Ratios.
(g)	This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
6

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						2Q17 Changes vs.
(Thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Other Income
ATM and interchange fees	$3,083	$2,778	$3,047	$3,081	$2,879	11%	7%
Electronic banking fees	1,306	1,323	1,301	1,398	1,381	(1)%	(5)%
Letter of credit fees	1,122	1,036	946	981	1,115	8%	1%
Mortgage banking (a)	1,268	1,261	2,820	5,524	598	1%	NM
Deferred compensation (b)	1,491	1,827	863	1,038	795	(18)%	88%
Insurance commissions	592	883	680	1,262	552	(33)%	7%
Other service charges	3,109	2,984	3,018	3,004	2,996	4%	4%
Other (c)	2,646	2,299	4,140	5,518	2,005	15%	32%
Total	$14,617	$14,391	$16,815	$21,806	$12,321	2%	19%

Other Expense
Litigation and regulatory matters	$533	$(292)	$4,684	$260	$26,000	NM	(98)%
Tax credit investments	942	942	1,024	788	831	*	13%
Travel and entertainment	3,162	2,348	3,240	2,478	2,495	35%	27%
Employee training and dues	1,453	1,543	1,603	1,360	1,338	(6)%	9%
Customer relations	1,543	1,336	1,451	1,442	1,483	15%	4%
Miscellaneous loan costs	699	622	628	676	565	12%	24%
Supplies	1,093	863	1,320	1,158	930	27%	18%
Foreclosed real estate	446	204	648	815	(432)	NM	NM
Other insurance and taxes	2,443	2,390	1,939	2,625	3,014	2%	(19)%
Other (d)	12,090	8,831	10,899	8,326	10,624	37%	14%
Total	$24,404	$18,787	$27,436	$19,928	$46,848	30%	(48)%

NM - Not meaningful

* Amount is less than one percent.
(a)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(c)	3Q16 includes a $1.8 million gain on the sales of properties.
(d)	2Q17 includes a $3.2 million charitable contribution to the First Tennessee Foundation; 2Q16 includes $2.5 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.
7

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						2Q17 Changes vs.
(Thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Assets:
Investment securities	$3,959,592	$3,953,632	$3,957,846	$4,041,934	$4,023,576	*	(2)%
Loans held-for-sale (a)	432,771	105,456	111,248	155,215	117,976	NM	NM
Loans, net of unearned income	19,989,319	19,090,074	19,589,520	19,555,787	18,589,337	5%	8%
Federal funds sold	34,036	31,495	50,838	27,097	40,570	8%	(16)%
Securities purchased under agreements to resell	657,991	835,222	613,682	802,815	881,732	(21)%	(25)%
Interest-bearing cash (b)	573,666	2,106,597	1,060,034	219,834	321,743	(73)%	78%
Trading securities	1,315,891	1,167,310	897,071	1,320,535	1,162,959	13%	13%
Total earning assets	26,963,266	27,289,786	26,280,239	26,123,217	25,137,893	(1)%	7%
Cash and due from banks	387,053	369,290	373,274	327,639	283,648	5%	36%
Fixed income receivables (c)	127,724	168,315	57,411	91,997	219,939	(24)%	(42)%
Goodwill (a)	236,335	191,371	191,371	191,371	191,307	23%	24%
Other intangible assets, net (a)	45,121	19,785	21,017	22,317	23,616	NM	91%
Premises and equipment, net	292,463	290,497	289,385	279,178	279,676	1%	5%
Real estate acquired by foreclosure	11,901	15,144	16,237	18,945	20,053	(21)%	(41)%
Allowance for loan losses	(197,257)	(201,968)	(202,068)	(201,557)	(199,807)	(2)%	(1)%
Derivative assets	91,653	98,120	121,654	160,736	196,989	(7)%	(53)%
Other assets	1,411,697	1,378,260	1,406,711	1,435,379	1,387,756	2%	2%
Total assets	$29,369,956	$29,618,600	$28,555,231	$28,449,222	$27,541,070	(1)%	7%

Liabilities and Equity:
Deposits:
Consumer interest	$9,429,788	$9,367,537	$8,943,616	$8,577,214	$8,494,119	1%	11%
Commercial interest	3,285,931	3,275,599	2,943,545	2,743,474	3,078,789	*	7%
Market-indexed (d)	3,315,045	4,481,085	4,844,608	4,363,240	3,372,537	(26)%	(2)%
Total interest-bearing deposits	16,030,764	17,124,221	16,731,769	15,683,928	14,945,445	(6)%	7%
Noninterest-bearing deposits	6,302,585	6,355,620	5,940,594	5,890,252	5,684,732	(1)%	11%
Total deposits	22,333,349	23,479,841	22,672,363	21,574,180	20,630,177	(5)%	8%
Federal funds purchased	314,892	504,805	414,207	538,284	508,669	(38)%	(38)%
Securities sold under agreements to repurchase	743,684	406,354	453,053	341,998	451,129	83%	65%
Trading liabilities	555,793	848,190	561,848	702,226	789,540	(34)%	(30)%
Other short-term borrowings (e)	1,044,658	79,454	83,177	792,736	543,033	NM	92%
Term borrowings	1,033,329	1,035,036	1,040,656	1,065,651	1,076,943	*	(4)%
Fixed income payables (c)	28,571	21,116	21,002	68,897	90,400	35%	(68)%
Derivative liabilities	92,717	101,347	135,897	144,829	170,619	(9)%	(46)%
Other liabilities	396,075	401,997	467,944	475,839	588,636	(1)%	(33)%
Total liabilities	26,543,068	26,878,140	25,850,147	25,704,640	24,849,146	(1)%	7%
Equity:
Common stock	146,336	146,177	146,015	145,772	145,012	*	1%
Capital surplus	1,395,797	1,391,777	1,386,636	1,376,319	1,362,528	*	2%
Undivided profits	1,131,162	1,061,409	1,029,032	992,264	945,663	7%	20%
Accumulated other comprehensive loss, net	(237,462)	(249,958)	(247,654)	(160,828)	(152,334)	(5)%	56%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (f)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,826,888	2,740,460	2,705,084	2,744,582	2,691,924	3%	5%
Total liabilities and equity	$29,369,956	$29,618,600	$28,555,231	$28,449,222	$27,541,070	(1)%	7%

NM - Not meaningful

*Amount is less than one percent.

(a)	2Q17 increase driven by the Coastal acquisition.
(b)	Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits; 2Q17 decrease due to loan growth and the Coastal acquisition.
(c)	Period-end balances fluctuate based on the level of pending unsettled trades.
(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(e)	2Q17 increase related to higher FHLB borrowings as a result of increased loan demand; 4Q16 decrease due to repayment of FHLB borrowings as a result of an inflow of deposits.
(f)	Consists of preferred stock of subsidiaries.
8

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						2Q17 Changes vs.
(Thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$11,830,942	$11,381,258	$11,987,562	$11,281,691	$10,451,954	4%	13%
Commercial real estate	2,175,733	2,176,355	2,089,314	1,997,121	1,901,592	*	14%
Consumer real estate	4,431,591	4,491,786	4,545,646	4,601,420	4,662,172	(1)%	(5)%
Permanent mortgage	408,202	415,916	429,914	436,952	435,521	(2)%	(6)%
Credit card and other	355,123	348,123	361,311	362,166	360,874	2%	(2)%
Total loans, net of unearned income (a)	19,201,591	18,813,438	19,413,747	18,679,350	17,812,113	2%	8%
Loans held-for-sale (b)	320,698	110,726	127,484	132,434	114,859	NM	NM
Investment securities:
U.S. treasuries	100	100	100	100	100	*	*
U.S. government agencies	3,755,818	3,735,472	3,810,207	3,844,103	3,814,059	1%	(2)%
States and municipalities	—	4,350	4,344	4,516	5,830	NM	NM
Corporate bonds	10,000	10,000	10,000	10,000	10,000	*	*
Other	188,229	186,670	186,452	186,632	186,812	1%	1%
Total investment securities	3,954,147	3,936,592	4,011,103	4,045,351	4,016,801	*	(2)%
Trading securities	1,283,212	929,545	1,283,407	1,155,776	1,269,909	38%	1%
Other earning assets:
Federal funds sold	36,936	17,015	19,323	28,049	20,825	NM	77%
Securities purchased under agreements to resell	833,253	691,469	792,156	808,861	891,973	21%	(7)%
Interest-bearing cash (c)	970,853	2,117,498	711,485	491,164	475,881	(54)%	NM
Total other earning assets	1,841,042	2,825,982	1,522,964	1,328,074	1,388,679	(35)%	33%
Total earning assets	26,600,690	26,616,283	26,358,705	25,340,985	24,602,361	*	8%
Allowance for loan losses	(200,534)	(202,618)	(201,306)	(200,654)	(201,622)	(1)%	(1)%
Cash and due from banks	350,832	367,136	334,168	320,549	310,691	(4)%	13%
Fixed income receivables	64,779	41,688	83,019	75,255	73,029	55%	(11)%
Premises and equipment, net	291,769	289,202	282,849	278,042	275,206	1%	6%
Derivative assets	74,974	84,419	138,451	170,546	147,561	(11)%	(49)%
Other assets	1,693,840	1,609,996	1,640,781	1,624,979	1,621,322	5%	4%
Total assets	$28,876,350	$28,806,106	$28,636,667	$27,609,702	$26,828,548	*	8%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$9,330,990	$9,003,550	$8,641,507	$8,550,172	$8,530,477	4%	9%
Commercial interest	3,086,139	3,097,922	2,819,980	2,780,360	2,821,130	* %	9%
Market-indexed (d)	3,809,281	4,666,292	4,787,912	3,894,108	3,246,815	(18)%	17%
Total interest-bearing deposits	16,226,410	16,767,764	16,249,399	15,224,640	14,598,422	(3)%	11%
Federal funds purchased	435,854	552,820	528,266	598,666	600,381	(21)%	(27)%
Securities sold under agreements to repurchase	616,837	419,131	378,837	387,486	490,449	47%	26%
Trading liabilities	762,667	642,456	745,011	752,270	828,629	19%	(8)%
Other short-term borrowings (e)	221,472	80,939	243,527	252,048	184,602	NM	20%
Term borrowings	1,034,020	1,039,719	1,064,206	1,075,039	1,072,393	(1)%	(4)%
Total interest-bearing liabilities	19,297,260	19,502,829	19,209,246	18,290,149	17,774,876	(1)%	9%
Noninterest-bearing deposits	6,280,472	6,051,510	6,039,025	5,874,857	5,654,446	4%	11%
Fixed income payables	36,083	22,843	63,745	44,600	30,872	58%	17%
Derivative liabilities	85,119	84,928	123,460	146,063	129,260	*	(34)%
Other liabilities	399,247	421,328	454,363	535,714	583,606	(5)%	(32)%
Total liabilities	26,098,181	26,083,438	25,889,839	24,891,383	24,173,060	*	8%
Equity:
Common stock	146,246	146,098	145,902	145,362	145,226	*	1%
Capital surplus	1,392,718	1,389,062	1,380,843	1,369,708	1,367,468	*	2%
Undivided profits	1,085,326	1,044,388	1,015,742	967,872	924,822	4%	17%
Accumulated other comprehensive loss, net	(237,176)	(247,935)	(186,714)	(155,678)	(173,083)	(4)%	37%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (f)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,778,169	2,722,668	2,746,828	2,718,319	2,655,488	2%	5%
Total liabilities and equity	$28,876,350	$28,806,106	$28,636,667	$27,609,702	$26,828,548	*	8%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

*Amount is less than one percent.

(a)	Includes loans on nonaccrual status.
(b)	2Q17 increase driven by the Coastal acquisition.
(c)	Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits; 2Q17 decrease due to loan growth and the Coastal acquisition.
(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(e)	2Q17, 4Q16, 3Q16 and 2Q16 include higher FHLB borrowings as a result of increased loan demand.
(f)	Consists of preferred stock of subsidiaries.
9

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						2Q17 Changes vs.
(Thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Interest Income:
Loans, net of unearned income (b)	$195,162	$183,031	$187,158	$176,511	$165,550	7%	18%
Loans held-for-sale	3,510	1,283	1,602	1,445	1,198	NM	NM
Investment securities:
U.S. government agencies	24,122	24,221	23,110	22,517	22,801	*	6%
States and municipalities	—	101	102	102	106	NM	NM
Corporate bonds	132	131	131	131	132	1%	*
Other	1,535	1,414	1,479	1,138	1,152	9%	33%
Total investment securities	25,789	25,867	24,822	23,888	24,191	*	7%
Trading securities	9,846	6,602	8,616	7,110	8,374	49%	18%
Other earning assets:
Federal funds sold	146	54	52	70	57	NM	NM
Securities purchased under agreements to resell (c)	1,442	590	(186)	169	322	NM	NM
Interest-bearing cash	2,456	4,235	1,027	604	574	(42)%	NM
Total other earning assets	4,044	4,879	893	843	953	(17)%	NM
Interest income	$238,351	$221,662	$223,091	$209,797	$200,266	8%	19%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$5,448	$3,852	$2,926	$2,871	$3,032	41%	80%
Commercial interest	4,797	3,927	3,102	2,732	2,621	22%	83%
Market-indexed (d)	8,941	8,407	5,968	4,424	3,493	6%	NM
Total interest-bearing deposits	19,186	16,186	11,996	10,027	9,146	19%	NM
Federal funds purchased	1,106	1,056	731	779	762	5%	45%
Securities sold under agreements to repurchase	1,081	89	47	90	138	NM	NM
Trading liabilities	4,203	3,781	3,848	3,331	3,782	11%	11%
Other short-term borrowings	716	247	373	385	303	NM	NM
Term borrowings	8,348	7,744	7,351	7,165	6,981	8%	20%
Interest expense	34,640	29,103	24,346	21,777	21,112	19%	64%
Net interest income - tax equivalent basis	203,712	192,559	198,745	188,020	179,154	6%	14%
Fully taxable equivalent adjustment	(3,010)	(2,851)	(3,194)	(2,825)	(2,890)	(6)%	(4)%
Net interest income	$200,701	$189,708	$195,551	$185,195	$176,264	6%	14%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b)	Includes interest on loans in nonaccrual status.
(c)	4Q16 driven by negative market rates on reverse repurchase agreements.
(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
10

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	2Q17	1Q17	4Q16	3Q16	2Q16
Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.03%	3.86%	3.75%	3.63%	3.58%
Consumer loans	4.21	4.13	4.06	4.08	4.08
Total loans, net of unearned income (c)	4.08	3.94	3.84	3.76	3.74
Loans held-for-sale	4.38	4.64	5.03	4.36	4.17
Investment securities:
U.S. government agencies	2.57	2.59	2.43	2.34	2.39
States and municipalities	—	9.33	9.39	9.01	7.27
Corporate bonds	5.25	5.25	5.25	5.25	5.25
Other	3.10	3.03	3.17	2.44	2.47
Total investment securities	2.61	2.63	2.48	2.36	2.41
Trading securities	3.07	2.84	2.69	2.46	2.64
Other earning assets:
Federal funds sold	1.58	1.28	1.07	0.99	1.11
Securities purchased under agreements to resell (d)	0.69	0.35	(0.09)	0.08	0.15
Interest-bearing cash	1.02	0.81	0.57	0.49	0.48
Total other earning assets	0.88	0.70	0.23	0.25	0.28
Interest income/total earning assets	3.59%	3.37%	3.37%	3.30%	3.27%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.23%	0.17%	0.13%	0.13%	0.14%
Commercial interest	0.62	0.51	0.44	0.39	0.37
Market-indexed (e)	0.94	0.73	0.50	0.45	0.43
Total interest-bearing deposits	0.47	0.39	0.29	0.26	0.25
Federal funds purchased	1.02	0.77	0.55	0.52	0.51
Securities sold under agreements to repurchase	0.70	0.09	0.05	0.09	0.11
Trading liabilities	2.21	2.39	2.06	1.76	1.84
Other short-term borrowings	1.30	1.24	0.61	0.61	0.66
Term borrowings (f)	3.23	2.98	2.76	2.67	2.60
Interest expense/total interest-bearing liabilities	0.72	0.60	0.51	0.47	0.48
Net interest spread	2.87%	2.77%	2.86%	2.83%	2.79%
Effect of interest-free sources used to fund earning assets	0.20	0.15	0.14	0.13	0.13
Net interest margin	3.07%	2.92%	3.00%	2.96%	2.92%

Certain previously reported amounts have been reclassified to agree with current presentation.

Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loan fees and cash basis interest income.
(c)	Includes loans on nonaccrual status.
(d)	4Q16 driven by negative market rates on reverse repurchase agreements.
(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f)	Rates are expressed net of unamortized debenture cost for term borrowings.
11

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						2Q17 Changes vs.
(Dollars and shares in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Common equity tier 1 capital (a)(b)	$2,418,579	$2,409,219	$2,377,987	$2,326,207	$2,260,722	*	7%
Tier 1 capital (a)(b)	2,700,459	2,680,869	2,671,871	2,615,449	2,538,876	1%	6%
Total capital (a)	2,943,878	2,926,292	2,926,010	2,868,437	2,788,558	1%	6%

Risk-weighted assets (“RWA”) (a)(b)	24,658,985	23,623,224	23,914,158	23,716,102	22,503,305	4%	10%
Average assets for leverage (a)(b)	28,791,925	28,805,253	28,581,251	27,481,309	26,715,209	*	8%

Common equity tier 1 ratio (a)(b)	9.81%	10.20%	9.94%	9.81%	10.05%
Tier 1 ratio (a)(b)	10.95%	11.35%	11.17%	11.03%	11.28%
Total capital ratio (a)	11.94%	12.39%	12.24%	12.09%	12.39%
Leverage ratio (a)(b)	9.38%	9.31%	9.35%	9.52%	9.50%

Total equity to total assets	9.63%	9.25%	9.47%	9.65%	9.77%
Tangible common equity/tangible assets (“TCE/TA”)(c)	7.41%	7.27%	7.42%	7.58%	7.63%
Period-end shares outstanding	234,135	233,883	233,624	233,235	232,019	*	1%
Cash dividends declared per common share	$0.09	$0.09	$0.07	$0.07	$0.07	*	29%
Book value per common share	$10.40	$10.05	$9.90	$10.09	$9.92
Tangible book value per common share (c)	$9.20	$9.14	$9.00	$9.17	$8.99
Market capitalization (millions)	$4,078.6	$4,326.8	$4,674.8	$3,552.2	$3,197.2

Certain previously reported amounts have been reclassified to agree with current presentation.

* Amount is less than one percent.

(a)	Current quarter is an estimate.
(b)	See Glossary of Terms for definition.
(c)	TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
12

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						2Q17 Changes vs.
(Thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Regional Banking
Net interest income	$201,997	$193,389	$200,717	$190,508	$178,318	4%	13%
Noninterest income	64,737	58,976	63,324	65,128	61,275	10%	6%
Total revenues	266,734	252,365	264,041	255,636	239,593	6%	11%
Provision for loan losses	260	3,098	4,692	8,544	10,883	(92)%	(98)%
Noninterest expense (a)	152,659	148,064	160,851	145,050	164,524	3%	(7)%
Income before income taxes	113,815	101,203	98,498	102,042	64,186	12%	77%
Provision for income taxes	41,136	36,588	35,364	37,027	22,333	12%	84%
Net income	$72,679	$64,615	$63,134	$65,015	$41,853	12%	74%

Fixed Income
Net interest income	$4,979	$1,151	$2,541	$2,411	$3,146	NM	58%
Noninterest income	55,205	50,822	52,061	72,073	78,083	9%	(29)%
Total revenues	60,184	51,973	54,602	74,484	81,229	16%	(26)%
Noninterest expense	54,001	48,685	48,726	59,423	62,802	11%	(14)%
Income before income taxes	6,183	3,288	5,876	15,061	18,427	88%	(66)%
Provision for income taxes	1,946	1,024	1,875	5,518	6,785	90%	(71)%
Net income	$4,237	$2,264	$4,001	$9,543	$11,642	87%	(64)%

Corporate
Net interest income/(expense)	$(14,995)	$(14,100)	$(17,501)	$(18,193)	$(15,847)	(6)%	5%
Noninterest income	6,218	5,476	4,670	5,134	4,909	14%	27%
Total revenues	(8,777)	(8,624)	(12,831)	(13,059)	(10,938)	(2)%	20%
Noninterest expense (b)	24,563	16,880	14,593	14,929	15,930	46%	54%
Loss before income taxes	(33,340)	(25,504)	(27,424)	(27,988)	(26,868)	(31)%	(24)%
Benefit for income taxes (c)	(35,711)	(13,058)	(15,082)	(16,736)	(12,744)	NM	NM
Net income/(loss)	$2,371	$(12,446)	$(12,342)	$(11,252)	$(14,124)	NM	NM

Non-Strategic
Net interest income	$8,720	$9,268	$9,794	$10,469	$10,647	(6)%	(18)%
Noninterest income (d)	1,513	1,665	4,022	6,210	1,247	(9)%	21%
Total revenues	10,233	10,933	13,816	16,679	11,894	(6)%	(14)%
Provision/(provision credit) for loan losses	(2,260)	(4,098)	(4,692)	(4,544)	(6,883)	45%	67%
Noninterest expense (e)	(13,306)	8,576	13,727	14,156	(16,434)	NM	19%
Income/(loss) before income taxes	25,799	6,455	4,781	7,067	35,211	NM	(27)%
Provision/(benefit) for income taxes	9,882	2,500	1,851	2,738	13,642	NM	(28)%
Net income/(loss)	$15,917	$3,955	$2,930	$4,329	$21,569	NM	(26)%

Total Consolidated
Net interest income	$200,701	$189,708	$195,551	$185,195	$176,264	6%	14%
Noninterest income	127,673	116,939	124,077	148,545	145,514	9%	(12)%
Total revenues	328,374	306,647	319,628	333,740	321,778	7%	2%
Provision/(provision credit) for loan losses	(2,000)	(1,000)	—	4,000	4,000	NM	NM
Noninterest expense	217,917	222,205	237,897	233,558	226,822	(2)%	(4)%
Income before income taxes	112,457	85,442	81,731	96,182	90,956	32%	24%
Provision for income taxes	17,253	27,054	24,008	28,547	30,016	(36)%	(43)%
Net income	$95,204	$58,388	$57,723	$67,635	$60,940	63%	56%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a $4.3 million reversal of loss accruals related to legal matters; 2Q16 includes $22.0 million of loss accruals related to legal matters.
(b)	2Q17 includes $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation.
(c)	2Q17 decrease primarily associated with a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(d)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(e)	2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters; 2Q16 includes a $31.4 million reversal of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims, somewhat offset by $4.0 million of loss accruals related to legal matters.
13

FHN REGIONAL BANKING

Quarterly, Unaudited

						2Q17 Changes vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Income Statement (thousands)
Net interest income	$201,997	$193,389	$200,717	$190,508	$178,318	4%	13%
Provision for loan losses	260	3,098	4,692	8,544	10,883	(92)%	(98)%
Noninterest income:
NSF / Overdraft fees (a)	8,726	6,316	9,707	10,076	8,905	38%	(2)%
Cash management fees	9,641	9,196	8,659	7,947	8,612	5%	12%
Debit card income	3,658	3,407	3,516	3,496	3,464	7%	6%
Other	4,424	4,327	4,291	4,215	4,466	2%	(1)%
Total deposit transactions and cash management	26,449	23,246	26,173	25,734	25,447	14%	4%
Brokerage, management fees and commissions	12,029	11,906	11,003	10,828	10,665	1%	13%
Trust services and investment management	7,713	6,680	7,056	6,900	7,239	15%	7%
Bankcard income	5,495	5,342	6,230	6,151	6,432	3%	(15)%
Other service charges	2,722	2,618	2,596	2,591	2,579	4%	6%
Miscellaneous revenue (b)(c)	10,329	9,184	10,266	12,924	8,913	12%	16%
Total noninterest income	64,737	58,976	63,324	65,128	61,275	10%	6%
Noninterest expense:
Employee compensation, incentives, and benefits	58,487	57,990	58,627	56,440	53,413	1%	9%
Other (d)	94,172	90,074	102,224	88,610	111,111	5%	(15)%
Total noninterest expense	152,659	148,064	160,851	145,050	164,524	3%	(7)%
Income before income taxes	$113,815	$101,203	$98,498	$102,042	$64,186	12%	77%
PPNR (e)	113,689	104,301	103,190	110,586	75,069	9%	51%
Efficiency ratio (f)	57.32%	58.67%	60.92%	56.74%	68.67%

Balance Sheet (millions)
Average loans	$17,679	$17,199	$17,692	$16,844	$15,859	3%	11%
Average other earning assets	50	34	37	46	42	47%	19%
Total average earning assets	17,729	17,233	17,729	16,890	15,901	3%	11%
Total average deposits	20,139	19,660	19,022	18,604	18,367	2%	10%
Total period-end deposits	20,425	20,541	19,348	18,742	18,674	(1)%	9%
Total period-end assets	19,333	18,329	18,771	18,562	17,434	5%	11%
Net interest margin (g)	4.63%	4.61%	4.57%	4.55%	4.57%
Net interest spread	3.62	3.57	3.52	3.46	3.44
Loan yield	3.88	3.78	3.68	3.61	3.59
Deposit average rate	0.26	0.21	0.16	0.15	0.15

Key Statistics
Financial center locations	163	162	162	162	162	1%	1%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Variability is driven by changes in consumer behavior and seasonality; 1Q17 decrease driven by seasonality and a modification of billing practices.
(b)	3Q16 includes a $1.8 million gain on the sales of properties.
(c)	2Q17 includes $386 thousand of securities gains/(losses).
(d)	4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a reversal of loss accruals related to legal matters of $4.3 million; 2Q16 includes $22.0 million of loss accruals related to legal matters.
(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.
(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
14

FHN FIXED INCOME

Quarterly, Unaudited

						2Q17 Changes vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Income Statement (thousands)
Net interest income (a)	$4,979	$1,151	$2,541	$2,411	$3,146	NM	58%
Noninterest income:
Fixed income product revenue	45,555	42,727	43,794	59,003	69,279	7%	(34)%
Other (b)	9,650	8,095	8,267	13,070	8,804	19%	10%
Total noninterest income	55,205	50,822	52,061	72,073	78,083	9%	(29)%
Noninterest expense	54,001	48,685	48,726	59,423	62,802	11%	(14)%
Income before income taxes	$6,183	$3,288	$5,876	$15,061	$18,427	88%	(66)%

Efficiency ratio (c)	89.73%	93.67%	89.24%	79.78%	77.31%
Fixed income product average daily revenue	$723	$689	$718	$922	$1,082	5%	(33)%

Balance Sheet (millions)
Average trading inventory	$1,281	$927	$1,281	$1,153	$1,267	38%	1%
Average other earning assets	1,071	703	818	831	893	52%	20%
Total average earning assets	2,352	1,630	2,099	1,984	2,160	44%	9%
Total period-end assets	2,745	2,395	1,817	2,516	2,540	15%	8%
Net interest margin (d)	0.92%	0.33%	0.57%	0.55%	0.64%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM—Not Meaningful

(a)	2Q17 increase largely due to higher net inventory positions as a result of the Coastal acquisition.
(b)	3Q16 increase driven by higher fees from loan and derivative sales.
(c)	Noninterest expense divided by total revenue.
(d)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE

Quarterly, Unaudited

						2Q17 Changes vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Income Statement (thousands)
Net interest income/(expense)	$(14,995)	$(14,100)	$(17,501)	$(18,193)	$(15,847)	(6)%	5%
Noninterest income excluding securities gains/(losses)	6,199	5,432	4,802	5,335	4,810	14%	29%
Securities gains/(losses), net	19	44	(132)	(201)	99	(57)%	(81)%
Noninterest expense (a)	24,563	16,880	14,593	14,929	15,930	46%	54%
Loss before income taxes	$(33,340)	$(25,504)	$(27,424)	$(27,988)	$(26,868)	(31)%	(24)%

Average Balance Sheet (millions)
Average loans	$82	$80	$86	$91	$96	3%	(15)%
Total earning assets	$4,983	$6,122	$4,795	$4,617	$4,576	(19)%	9%
Net interest margin (b)	(1.21)%	(0.96)%	(1.44)%	(1.55)%	(1.40)%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q17 increase primarily driven by $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution, to the First Tennessee Foundation, somewhat offset by $2.2 million of deferred compensation BOLI gains; 2Q16 includes $2.5 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.
(b)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
15

FHN NON-STRATEGIC

Quarterly, Unaudited

						2Q17 Changes vs.
	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Income Statement (thousands)
Net interest income	$8,720	$9,268	$9,794	$10,469	$10,647	(6)%	(18)%
Provision/(provision credit) for loan losses	(2,260)	(4,098)	(4,692)	(4,544)	(6,883)	45%	67%
Noninterest income (a)	1,513	1,665	4,022	6,210	1,247	(9)%	21%
Noninterest expense (b)	(13,306)	8,576	13,727	14,156	(16,434)	NM	19%
Income/(loss) before income taxes	$25,799	$6,455	$4,781	$7,067	$35,211	NM	(27)%

Average Balance Sheet (millions)
Loans	$1,441	$1,535	$1,636	$1,744	$1,856	(6)%	(22)%
Loans held-for-sale	90	93	96	100	103	(3)%	(13)%
Trading securities	2	2	3	3	3	*	(33)%
Allowance for loan losses	(46)	(48)	(50)	(53)	(59)	4%	22%
Other assets	34	34	37	47	46	*	(26)%
Total assets	1,521	1,616	1,722	1,841	1,949	(6)%	(22)%
Net interest margin (c)	2.27%	2.29%	2.25%	2.26%	2.17%
Efficiency ratio (d)	NM	78.44%	99.36%	84.87%	NM

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b)	2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters; 2Q16 includes a $31.4 million reversal of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims, somewhat offset by $4.0 million of loss accruals related to legal matters.
(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(d)	Noninterest expense divided by total revenue excluding securities gains/(losses).
16

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											2Q17 Changes vs.
(Dollars in thousands)	2Q17		1Q17		4Q16		3Q16		2Q16		1Q17	2Q16

Allowance for Loan Losses Walk-Forward
Beginning reserve	$201,968		$202,068		$201,557		$199,807		$204,034		*	(1)%
Provision/(provision credit) for loan losses	(2,000)		(1,000)		—		4,000		4,000		NM	NM
Charge-offs	(9,830)		(8,413)		(11,369)		(10,362)		(18,296)		(17)%	46%
Recoveries	7,119		9,313		11,880		8,112		10,069		(24)%	(29)%
Ending balance	$197,257		$201,968		$202,068		$201,557		$199,807		(2)%	(1)%
Reserve for unfunded commitments	5,554		5,284		5,312		4,802		5,351		5%	4%
Total allowance for loan losses plus reserve for unfunded commitments	$202,811		$207,252		$207,380		$206,359		$205,158		(2)%	(1)%

Allowance for Loan Losses
Regional Banking	$153,208		$155,968		$154,082		$151,397		$146,351		(2)%	5%
Non-Strategic	44,049		46,000		47,986		50,160		53,456		(4)%	(18)%
Total allowance for loan losses	$197,257		$201,968		$202,068		$201,557		$199,807		(2)%	(1)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$43,012		$49,462		$50,653		$50,267		$60,754		(13)%	(29)%
Foreclosed real estate (a)	3,266		4,422		5,081		5,811		7,031		(26)%	(54)%
Total Regional Banking	$46,278		$53,884		$55,734		$56,078		$67,785		(14)%	(32)%
Non-Strategic
Nonperforming loans	$84,959		$92,409		$93,808		$100,572		$114,947		(8)%	(26)%
Nonperforming loans held-for-sale after fair value adjustments	7,321		7,633		7,741		7,791		8,195		(4)%	(11)%
Foreclosed real estate (a)	3,772		5,837		6,154		7,867		7,119		(35)%	(47)%
Total Non-Strategic	$96,052		$105,879		$107,703		$116,230		$130,261		(9)%	(26)%
Corporate
Nonperforming loans	$1,819		$1,521		$1,186		$1,211		$896		20%	NM
Total nonperforming assets (a)	$144,149		$161,284		$164,623		$173,519		$198,942		(11)%	(28)%

Net Charge-Offs
Regional Banking	$3,020		$1,211		$2,007		$3,499		$7,620		NM	(60)%
Non-Strategic	(309)		(2,111)		(2,518)		(1,249)		607		85%	NM
Total net charge-offs/(recoveries)	$2,711		$(900)		$(511)		$2,250		$8,227		NM	(67)%

Consolidated Key Ratios (b)
30+ Delinq. % (c)	0.27%		0.39%		0.34%		0.32%		0.32%
NPL %	0.65		0.75		0.74		0.78		0.95
NPA %	0.68		0.80		0.80		0.85		1.03
Net charge-offs %	0.06		NM		NM		0.05		0.19
Allowance / loans %	0.99		1.06		1.03		1.03		1.07
Allowance / NPL	1.52	x	1.41	x	1.39	x	1.33	x	1.13	x
Allowance / NPA	1.44	x	1.31	x	1.29	x	1.22	x	1.05	x
Allowance / net charge-offs	18.14	x	NM		NM		22.51	x	6.04	x

Other
Loans past due 90 days or more (d)	$37,809		$37,156		$38,299		$36,562		$34,175		2%	11%
Guaranteed portion (d)	15,276		14,569		14,664		13,645		13,822		5%	11%
Period-end loans, net of unearned income (millions)	19,989		19,090		19,590		19,556		18,589		5%	8%

NM - Not meaningful

* Amount is less than one percent.

(a)	Excludes foreclosed real estate from government-insured mortgages.
(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(d)	Includes loans held-for-sale.
17

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

2Q17 Changes vs.
2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Key Portfolio Details
C&I
Period-end loans ($ millions)	$12,598	$11,704	$12,148	$12,118	$11,179	8%	13%
30+ Delinq. % (a) (b)	0.03%	0.17%	0.08%	0.05%	0.04%
NPL %	0.20	0.26	0.27	0.25	0.27
Charge-offs % (qtr. annualized)	0.04	NM	NM	0.04	0.24
Allowance / loans %	0.73%	0.80%	0.74%	0.72%	0.72%
Allowance / net charge-offs	18.21	x	NM	NM	17.23	x	3.21	x

Commercial Real Estate
Period-end loans ($ millions)	$2,212	$2,173	$2,136	$2,066	$1,969	2%	12%
30+ Delinq. % (a)	0.01%	0.03%	0.01%	0.18%	0.15%
NPL %	0.07	0.11	0.13	0.17	0.40
Charge-offs % (qtr. annualized)	NM	NM	0.09	NM	NM
Allowance / loans %	1.38%	1.42%	1.59%	1.57%	1.54%
Allowance / net charge-offs	NM	NM	17.56	x	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$4,417	$4,457	$4,524	$4,578	$4,641	(1)%	(5)%
30+ Delinq. % (a)	0.81%	0.86%	0.93%	0.86%	0.80%
NPL %	1.70	1.83	1.83	1.95	2.31
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.04
Allowance / loans %	1.04%	1.11%	1.11%	1.16%	1.27%
Allowance / net charge-offs	NM	NM	NM	NM	29.40	x

Permanent Mortgage
Period-end loans ($ millions)	$408	$409	$423	$436	$439	*	(7)%
30+ Delinq. % (a)	2.57%	2.57%	2.36%	2.46%	2.21%
NPL %	6.81	7.05	6.42	6.67	6.97
Charge-offs % (qtr. annualized)	0.35	NM	NM	0.12	NM
Allowance / loans %	4.02%	3.88%	3.85%	3.80%	4.01%
Allowance / net charge-offs	11.52	x	NM	NM	31.11	x	NM

Credit Card and Other
Period-end loans ($ millions)	$354	$347	$359	$358	$361	2%	(2)%
30+ Delinq. % (a)	0.92%	1.00%	1.17%	1.04%	1.19%
NPL %	0.04	0.04	0.04	0.04	0.20
Charge-offs % (qtr. annualized)	2.71	3.08	3.25	2.95	2.73
Allowance / loans %	3.38%	3.58%	3.39%	3.48%	3.30%
Allowance / net charge-offs	1.24	x	1.16	x	1.04	x	1.17	x	1.21	x

NM - Not meaningful

* Amount is less than one percent.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
18

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

2Q17 Changes vs.
2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Total Regional Banking
Period-end loans ($ millions)	$18,529	$17,537	$17,935	$17,789	$16,703	6%	11%
30+ Delinq. % (a)	0.13%	0.24%	0.18%	0.17%	0.16%
NPL %	0.23	0.28	0.28	0.28	0.36
Charge-offs % (qtr. annualized)	0.07	0.03	0.05	0.08	0.19
Allowance / loans %	0.83%	0.89%	0.86%	0.85%	0.88%
Allowance / net charge-offs	12.65	x	31.75	x	19.30	x	10.88	x	4.78	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$12,178	$11,284	$11,728	$11,698	$10,759	8%	13%
30+ Delinq. % (a) (b)	0.03%	0.18%	0.08%	0.05%	0.04%
NPL %	0.17	0.24	0.24	0.22	0.24
Charge-offs % (qtr. annualized)	0.04	NM	NM	0.05	0.25
Allowance / loans %	0.75%	0.81%	0.75%	0.73%	0.74%
Allowance / net charge-offs	17.85	x	NM	NM	16.76	x	3.23	x

Commercial Real Estate
Period-end loans ($ millions)	$2,212	$2,173	$2,136	$2,066	$1,969	2%	12%
30+ Delinq. % (a)	0.01%	0.03%	0.01%	0.18%	0.15%
NPL %	0.07	0.11	0.13	0.17	0.40
Charge-offs % (qtr. annualized)	NM	NM	0.11	NM	NM
Allowance / loans %	1.38%	1.42%	1.59%	1.57%	1.54%
Allowance / net charge-offs	NM	NM	14.28	x	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$3,695	$3,655	$3,643	$3,608	$3,577	1%	3%
30+ Delinq. % (a)	0.46%	0.48%	0.49%	0.46%	0.40%
NPL %	0.54	0.55	0.52	0.57	0.73
Charge-offs % (qtr. annualized)	NM	NM	—	0.01	NM
Allowance / loans %	0.48%	0.53%	0.52%	0.56%	0.68%
Allowance / net charge-offs	NM	NM	NM	57.14	x	NM

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$444	$425	$428	$417	$398	4%	12%
30+ Delinq. % (a)	0.81%	0.90%	1.08%	0.97%	1.16%
NPL %	0.09	0.09	0.09	0.10	0.10
Charge-offs % (qtr. annualized)	2.21	2.55	2.79	2.64	2.54
Allowance / loans %	3.13%	3.36%	3.09%	3.19%	3.07%
Allowance / net charge-offs	1.44	x	1.33	x	1.12	x	1.23	x	1.25	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$63	$67	$71	$79	$85	(6)%	(26)%
30+ Delinq. % (a)	6.52%	4.25%	4.37%	4.37%	4.92%
NPL %	2.90	2.25	1.66	1.54	1.06
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
19

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

2Q17 Changes vs.
2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Total Non-Strategic
Period-end loans ($ millions)	$1,397	$1,486	$1,584	$1,688	$1,801	(6)%	(22)%
30+ Delinq. % (a)	1.79%	1.89%	1.94%	1.76%	1.56%
NPL %	6.08	6.22	5.92	5.96	6.38
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.13
Allowance / loans %	3.15%	3.10%	3.03%	2.97%	2.97%
Allowance / net charge-offs	NM	NM	NM	NM	21.90	x

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$420	$420	$420	$420	$420	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	—%
NPL %	0.95	0.97	0.98	0.99	1.00
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	—
Allowance / loans %	0.34%	0.35%	0.33%	0.33%	0.33%
Allowance / net charge-offs	NM	NM	NM	NM	114.92	x

Consumer Real Estate
Period-end loans ($ millions)	$722	$802	$881	$970	$1,064	(10)%	(32)%
30+ Delinq. % (a)	2.62%	2.60%	2.76%	2.34%	2.16%
NPL %	7.64	7.65	7.26	7.09	7.59
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.26
Allowance / loans %	3.90%	3.80%	3.56%	3.40%	3.27%
Allowance / net charge-offs	NM	NM	NM	NM	12.14	x

Permanent Mortgage
Period-end loans ($ millions)	$249	$258	$275	$290	$308	(3)%	(19)%
30+ Delinq. % (a)	2.38%	2.78%	2.29%	2.36%	1.66%
NPL %	10.30	10.45	9.32	9.48	9.51
Charge-offs % (qtr. annualized)	0.56	NM	NM	0.18	NM
Allowance / loans %	5.80%	5.45%	5.49%	5.36%	5.53%
Allowance / net charge-offs	10.13	x	NM	NM	29.16	x	NM

Other Consumer
Period-end loans ($ millions)	$6	$6	$8	$8	$9	*	(33)%
30+ Delinq. % (a)	1.95%	1.84%	1.73%	1.62%	1.06%
NPL %	1.93	1.90	1.82	1.83	7.98
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	1.15
Allowance / loans %	0.35%	0.08%	2.26%	2.50%	2.83%
Allowance / net charge-offs	NM	NM	NM	NM	2.41	x

NM - Not meaningful

* Amount is less than one percent.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
20

FHN: PORTFOLIO METRICS
Unaudited

C&I Portfolio: $12.6 Billion (63.0% of Total Loans) as of June 30, 2017
% OS
General Corporate, Commercial, and Business Banking Loans	78%
Loans to Mortgage Companies	17%
Bank Holding Company Loans	3%
Trust Preferred Loans	2%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.4 Billion (22.1% of Total Loans)

Origination LTV and FICO for Portfolio as of June 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	24%	16%	14%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	3%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of June 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	25%	16%	16%
FICO score 720-739	1%	4%	3%	3%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	—%	—%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of June 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	7%	19%	15%	5%
FICO score 720-739	2%	5%	6%	2%
FICO score 700-719	2%	6%	6%	2%
FICO score 660-699	2%	5%	5%	4%
FICO score 620-659	—%	1%	2%	1%
FICO score less than 620	—%	1%	—%	2%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO		% TN	% 1st lien
pre-2008	$0.9	138	80%	725		21%	21%
2008	0.2	109	75%	748		73%	50%
2009	0.1	97	72%	745		86%	59%
2010	0.1	83	78%	754		93%	71%
2011	0.2	70	76%	758		89%	84%
2012	0.4	60	77%	764		89%	92%
2013	0.4	49	78%	755		86%	86%
2014	0.4	36	82%	757		86%	90%
2015	0.6	23	80%	758		81%	88%
2016	0.8	11	80%	760		84%	90%
2017	0.3	3	83%	760		78%	90%
Total	$4.4	59	79%	751	(a)	71%	73%
(a)	751 average portfolio origination FICO; 749 weighted average portfolio FICO (refreshed).
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FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	2Q17	1Q17	4Q16	3Q16	2Q16
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,826,888	$2,740,460	$2,705,084	$2,744,582	$2,691,924
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,435,833	$2,349,405	$2,314,029	$2,353,527	$2,300,869
Less: Intangible assets (GAAP) (b)	281,456	211,156	212,388	213,688	214,923
(C) Tangible common equity (Non-GAAP)	$2,154,377	$2,138,249	$2,101,641	$2,139,839	$2,085,946

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$29,369,956	$29,618,600	$28,555,231	$28,449,222	$27,541,070
Less: Intangible assets (GAAP) (b)	281,456	211,156	212,388	213,688	214,923
(E) Tangible assets (Non-GAAP)	$29,088,500	$29,407,444	$28,342,843	$28,235,534	$27,326,147

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,778,169	$2,722,668	$2,746,828	$2,718,319	$2,655,488
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,387,114	$2,331,613	$2,355,773	$2,327,264	$2,264,433
Less: Average intangible assets (GAAP) (b)	281,326	211,757	213,019	214,260	215,556
(H) Average tangible common equity (Non-GAAP)	$2,105,788	$2,119,856	$2,142,754	$2,113,004	$2,048,877

Annualized Net Income Available to Common Shareholders
(I) Net income available to common shareholders (annualized) (GAAP)	$364,206	$219,073	$212,017	$251,434	$227,395

Period-end Shares Outstanding
(J) Period-end shares outstanding	234,135	233,883	233,624	233,235	232,019

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	15.26%	9.40%	9.00%	10.80%	10.04%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	17.30%	10.33%	9.89%	11.90%	11.10%
(A)/(D) Total equity to total assets (GAAP)	9.63%	9.25%	9.47%	9.65%	9.77%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.41%	7.27%	7.42%	7.58%	7.63%
(B)/(J) Book value per common share (GAAP)	$10.40	$10.05	$9.90	$10.09	$9.92
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.20	$9.14	$9.00	$9.17	$8.99
(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
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FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

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